Exhibit 10.1

NON-INCENTIVE STOCK OPTION AGREEMENT AMENDMENT

THIS NON-INCENTIVE STOCK OPTION AGREEMENT AMENDMENT (the “Amendment”), is made on this 1st day of June, 2012, by and between Nature’s Sunshine Products, Inc., a Utah Corporation, having its principal place of business in Provo, Utah (“the Company” or “NSP”) and Michael Dean (“Employee”).

The Company and Employee entered into a Non-Incentive Stock Option Agreement dated March 12, 2010 (the “Agreement”).

For good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Executive agree to amend the Agreement as follows:

1.               Section 4 of the Agreement shall be replaced in its entirety with the following:

4.               Exercise of Option Upon Termination Without Cause or Upon Change in Control.  In the event that Employee’s employment is terminated by the Company for any reason, other than for Cause, or by reason of Employee’s death or disability, the Option, in its entirety, shall fully vest and become immediately exercisable.  In addition, upon the occurrence of a Change in Control Event the Option, in its entirety, shall fully vest and become immediately exercisable.  For this purpose, “Change in Control Event” shall mean:

(a)          approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company;

(b)         consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 90% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities (as defined in subsection (c)(iv)) that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors (as defined in subsection (e)) at the time of the approval by the Company’s board of directors (the “Board”) of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(c)          consummation of a sale of all or substantially all of the Company’s business and/or assets to a person or entity which is not a subsidiary; or

(d)         any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more (an “Acquiring Person”) of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this subsection (d) shall not be deemed to be a Change in Control Event by virtue of any of the following acquisitions:  (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction, as defined in subsection (b); or

(e)          during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of a least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.

(f)            For purposes hereof, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(g)         Notwithstanding any of the foregoing to the contrary, any acceleration of the Option shall be subject to and conditioned on compliance with applicable regulatory requirements, including, without limitation, Section 409A of the Internal Revenue Code.

The Company and the Employee acknowledge and agree that except to the extent modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and Employee have executed this Amendment on the date set forth in the first paragraph.

NATURE’S SUNSHINE PRODUCTS, INC.

By:	/s/ Stephen M. Bunker

Name:	Stephen M. Bunker

Title:	Chief Financial Officer

/s/ Michael Dean

Employee